EXHIBIT 23.3



         We consent to the incorporation by reference in this Registration Statement of MarketLink, Inc. on Form S-8 of our report dated January 13, 1995, except for Note 14, as to which the date was April 6, 1995, appearing in (or incorporated by reference in) the Annual Report on Form 10-KSB of MarketLink, Inc. for the year ended December 31, 1995.




                                  /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Certified Public Accountants


Minneapolis, Minnesota
July 10, 1996